UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Vector Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid.
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed;

SUPPLEMENTAL INFORMATION TO OUR PROXY STATEMENT
FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020

Vector Group Announces Procedures to Participate in Virtual 2020 Annual Meeting of Stockholders

Vector Group Ltd. (NYSE:VGR) previously announced that the Company will hold its 2020 Annual Meeting of Stockholders in a virtual format meeting only, via the Internet, with no physical in-person meeting. As previously announced, the Annual Meeting will be held on Thursday, May 28, 2020, at 10:00 a.m. ET.
The Annual Meeting will provide every holder of Common Stock of the Company at the close of business on March 31, 2020 the ability to vote their shares at the Annual Meeting or by proxy, one vote for each share of Common Stock held by such holder, and ask questions during the Annual Meeting via live webcast.
Attending as a Record Holder
To participate in the Annual Meeting, stockholders of record should visit https://web.lumiagm.com/254176245 and enter the 11-digit control number printed on your proxy card or Notice of Availability of Proxy materials you previously received and the meeting password, vector2020.
Registering to Attend the Virtual Annual Meeting as a Beneficial Owner
If your shares are registered in the name of your broker, bank or other agent, you are the "beneficial owner" of those shares and those shares are considered as held in "street name." To attend the Annual Meeting, beneficial owners must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to virtually attend the Annual Meeting. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. ET on Friday, May 22, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the annual meeting and vote your shares at https://web.lumiagm.com/254176245 during the meeting.

Additional Information
Stockholders eligible to participate in the Annual Meeting can:

•	Access the meeting platform beginning at 9:00 a.m. ET on May 28, 2020.

•	Submit questions and vote your shares electronically during the meeting via live webcast at https://web.lumiagm.com/254176245.

•	If you encounter any technical difficulties during the log in or meeting time, please visit https://go.lumiglobal.com/faq for technical support.